Exhibit 10.1

THIRD amendment of VENTURE LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of July 29, 2020, is entered into by and among vTv THERAPEUTICS INC. (“VTV INC”), vTv THERAPEUTICS LLC (“VTV LLC” and collectively with VTV INC, “Co-Borrowers”), HORIZON FUNDING TRUST 2019-1 (“Horizon Trust”), as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”), SILICON VALLEY BANK, (“SVB”, and collectively with Horizon Trust, “Lenders”) and Horizon as Collateral Agent.

RECITALS

A.

Co-Borrowers, Lenders and Collateral Agent are parties to a certain Venture Loan and Security Agreement dated as of October 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which, among other things, Co-Borrowers are indebted to Lenders for certain amounts as evidenced by (i) a certain Amended and Restated Secured Promissory Note (Loan A) executed by Co-Borrowers in favor of Horizon Trust, amended and restated as of April 1, 2020, in the original principal amount of Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($6,250,000.00) (“Loan A Note”), (ii) a certain Amended and Restated Secured Promissory Note (Loan B) executed by Co-Borrowers in favor of SVB, amended and restated as of April 1, 2020, in the original principal amount of Six Million Two Hundred Fifty Thousand and 00/100 Dollars ($6,250,000.00) (“Loan B Note”), (iii) a certain Amended and Restated Secured Promissory Note (Loan C) executed by Co-Borrowers in favor of Horizon Trust, amended and restated as of April 1, 2020, in the original principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) (“Loan C Note”), (iv) a certain Amended and Restated Secured Promissory Note (Loan D) executed by Co-Borrowers in favor of SVB, amended and restated as of April 1, 2020, in the original principal amount of Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) (“Loan D Note” and collectively with the Loan A Note, the Loan B Note and the Loan C Note, the “Notes”) and (v) Lenders and Horizon have been granted a security interest in all assets of the Co-Borrowers.

B.	Co-Borrowers have now requested that Lenders revise the repayment schedule of the Notes.
C.	Lenders are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Co-Borrowers, Lenders and Horizon hereby agree as follows:

1.Definitions; Interpretation.  Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement.  Other rules of construction set forth in the Loan

Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2.Confirmation.  Each Co-Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of such Co-Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of such Co-Borrower, the effectiveness and validity of which are hereby confirmed and (iii) no Co-Borrower has any cause of action, claim, defense or set-off against any Lender or any of their respective affiliates and subsidiaries, officers, directors, employees, shareholders, agents and representatives (“Related Parties”) in any way regarding or relating to the Loan Agreement or such Lender’s or their respective Related Parties’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, whether foreseen or unforeseen, it is waived and such Lender and their respective Related Parties are released from any such causes of action, claims, defenses or rights of set-off of each Co-Borrower.

3.Amendments to Loan Agreement.

(a)	Co-Borrowers and Lenders hereby agree that the definition of “Maturity Date” appearing in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

““Maturity Date” means, (a) with respect to Loan A and Loan B, September 1, 2020, and (b) with respect to Loan C and Loan D, January 1, 2021, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.”

(b)	Co-Borrowers and Lender hereby agree that Section 2.2(g) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(g)	Final Payment.

(i)Loan A Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by any Lender of payment in full of Loan A or (C) the Maturity Date applicable to Loan A, as applicable.

(ii) Loan B Final Payment. Co-Borrowers shall pay to SVB a payment in the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by any Lender of payment in full of Loan B or (C) the Maturity Date applicable to Loan B, as applicable.

(iii)Loan C Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Eighty-One Thousand Two Hundred Forty-Nine Dollars ($381,249) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by any Lender of payment in full of Loan C or (C) the Maturity Date applicable to Loan C, as applicable.

(iv)Loan D Final Payment. Co-Borrowers shall pay to SVB a payment in the amount of Three Hundred Eighty-One Thousand Two Hundred Forty-Nine Dollars ($381,249) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by any Lender of payment in full of Loan D or (C) the Maturity Date applicable to Loan D, as applicable.

All final payments under this subsection (g) shall be fully earned as of July 29, 2020, constitute a portion of the Obligations, and are secured by all Collateral.”

(c)	Co-Borrowers and Lenders hereby agree that Section 6.15 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“6.15 Intentionally Omitted.”

4.July 2020 Principal Payments.  Co-Borrowers, Horizon, and Lenders each acknowledge and agree that Co-Borrowers did not make, and Horizon did not collect, the regularly scheduled principal payments due under the Notes for the month of July 2020.  To the extent that the failure to make such principal payments constitutes an Event of Default under the Loan Agreement, subject to the satisfaction of the conditions precedent set forth herein, as determined by Horizon and Lenders in their sole discretion, such Event of Default related solely to the failure to make the July 2020 principal payments shall be waived.

5.Amended and Restated Notes. The Notes are hereby amended and restated in their entirety as set forth in Exhibit A attached hereto and made a part hereof (the “Second Amended and Restated Notes”).  All references to Note or Notes in the Loan Agreement and the other Loan Documents shall mean the Second Amended and Restated Notes.

6.Representations and Warranties.

(a)

At and as of the date of this Agreement, and both prior to and after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)

Each Co-Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement.  Each Co-Borrower has all requisite power and authority to own and operate its Property and to carry on its business as now conducted.

(c)	No Default or Event of Default has occurred under the Loan Agreement or the other Loan Documents and is continuing or will exist after giving effect to this Agreement.

7.Conditions to Effectiveness. Each Lender’s consent and agreement herein is expressly conditioned on the following:

(a)	Each Co-Borrower executing and delivering to Lenders a duly executed copy of this Agreement;
(b)	Each Co-Borrower executing and delivering to Lenders each original Second Amended and Restated Note;
(c)

Each of the representations and warranties made in this Agreement shall be true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement;

(d)	Co-Borrower’s payment of each Lender’s legal expenses incurred in connection with the drafting, negotiation and execution of this Agreement; and
(e)	No Default or Event of Default has occurred and is continuing.

8.Releases.Each Co-Borrower hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by Horizon or the Lenders of the Co-Borrowers’ liabilities, obligations and agreements on the date hereof; (b) to its knowledge, Horizon and the Lenders have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) except to the limited extent expressly set forth in this Amendment, Horizon and the Lenders do not waive, diminish or limit any term or condition contained in the Loan Agreement or any of the other Loan Documents.  Each Co-Borrower hereby waives, releases, remises and forever discharges Horizon and each Lender, its agents, employees, officers, directors, predecessors, attorneys, limited partners, managers, funding sources and all others acting or purporting to act on behalf of or at the direction of Horizon or such Lender (“Releasees”) from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Co-Borrower ever had or now has against the any of the Releasees which relates, directly or indirectly, to the Obligations, the Loan Agreement or the other Loan Documents or any acts or omissions of the Releasees in respect of the Obligations, the Loan Agreement or the other Loan Documents and arising from any event occurring on or prior to the date hereof.  Without limiting the generality of the foregoing, the Co-Borrowers waive and affirmatively agree not to contest: (a) the right of Horizon or the Lenders to exercise its rights and remedies under the Loan Agreement or the other Loan Documents, or applicable law, or (b) any provision of this Amendment.

9.Effect of Agreement.  On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement.  Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Co-Borrowers ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Co-Borrowers.  Except as amended above, the Loan Agreement remains in full force and effect.

10.Headings.  Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

11.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

12.Counterparts.  This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

13.Integration.  This Agreement and the Loan Documents constitute and contain the entire agreement of Co-Borrowers, Horizon and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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IN WITNESS WHEREOF, Co-Borrowers and Lenders have caused this THIRD AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT to be executed as of the day and year first above written.

CO-BORROWER: vTv THERAPEUTICS INC. By:/s/ Rudy C. Howard Name:Rudy C. Howard Title:Chief Financial Officer	CO-BORROWER: vTv THERAPEUTICS LLC By:/s/ Rudy C. Howard Name:Rudy C. Howard Title:Chief Financial Officer
LENDER: HORIZON FUNDING TRUST 2019-1 By: Horizon Technology Finance Corporation, its agent By:/s/ Robert D. Pomeroy, Jr. Name:Robert D. Pomeroy, Jr. Title:Chief Executive Officer	LENDER: SILICON VALLEY BANK By:/s/ Jocelyn Hartmann Name:Jocelyn Hartmann Title:Managing Director
COLLATERAL AGENT: HORIZON TECHNOLOGY FINANCE CORPORATION By:/s/ Robert D. Pomeroy, Jr. Name:Robert D. Pomeroy, Jr. Title:Chief Executive Officer

[Signature page to Third Amendment of Venture Loan and Security Agreement]

EXHIBIT A

Second Amended and Restated Notes

(See attached)